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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-13159 of Doubletree Corporation on Form S-4 of our reports dated February 24, 1996, appearing herein and incorporated by reference to the Annual Report on Form 10-K of Red Lion Hotels, Inc. as of and for the ten months ended December 31, 1995 and of Red Lion, a California Limited Partnership, for the seven months ended July 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Portland, Oregon

October 4, 1996